UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 2, 2026
Stewards, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-291586	88-0436017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 N. University Drive, Suite D-105, Lauderhill, Florida	33351
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (516) 419-5300
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2026, Stewards, Inc. (the “Company”) entered into a Promissory Note (the “Note”) and a related Security Agreement (the “Security Agreement”) with Accretiv Investment Holdings Inc. (the “Lender”) in connection with a secured, short-term bridge financing in the original principal amount of $1,500,000 (the “Loan”). The Company has no material relationship with the Lender other than in respect of the Note and the Security Agreement.

As of the date of this Current Report, the Lender has not yet advanced the $1,500,000 principal amount to the Company in immediately available funds. The Company’s payment obligations under the Note arise only upon its actual receipt of the principal amount in immediately available funds.

The Note provides that the outstanding principal is due on September 21, 2026, which is a firm outside date and is not subject to extension. In addition to repayment of principal, the Company is obligated to pay the Lender a fixed return of $75,000, equal to 5% of the original principal amount, on or before November 30, 2026. The fixed return is earned upon funding and is not prorated based on the period the principal remains outstanding, in each case subject to the Note’s usury savings provision. The principal is due independently of, and is not reduced by, the fixed return.

The Note is secured by a continuing junior security interest under the Security Agreement in substantially all of the Company’s personal property, including accounts, deposit accounts, equipment, inventory, general intangibles, instruments, investment property and related proceeds. The security interest is expressly junior and subordinate to the Company’s existing senior liens, including the liens securing up to $5,000,000 in aggregate principal amount of secured convertible promissory notes issued under a note purchase agreement dated as of July 27, 2026. The Loan is full recourse to the Company, but no officer, director, employee or stockholder of the Company has provided a personal guaranty.

The Note requires the Company to apply amounts actually received from or in connection with a capital commitment from Stewards International Funds PCC, acting for and in respect of its Stewards Private Credit Fund, and other amounts actually received from that fund, first to the obligations under the Note until paid in full, unless the Lender otherwise agrees in writing. As previously disclosed, that fund is a related party. This covenant identifies a payment source and does not grant the Lender a first-priority security interest.

The Note and the Security Agreement contain customary representations, covenants and events of default. Upon a payment default, the Lender may elect to accelerate all outstanding obligations. The Note also provides for liquidated damages of $200,000 upon a payment default and default interest on overdue amounts at 18% per annum or, if lower, the maximum lawful rate, subject to applicable law and the usury savings provision. The Lender’s remedies, including remedies against the collateral, remain subject to the rights of holders of senior liens.

The foregoing descriptions of the Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Note and the Security Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated as of September 2, 2026, issued by Stewards, Inc. to Accretiv Investment Holdings Inc.
10.2	Security Agreement, dated as of September 2, 2026, by and between Stewards, Inc. and Accretiv Investment Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWARDS, INC.

Dated:	September 4, 2026	By:	/s/ Katuischia Murless
		Name:	Katuischia Murless
		Title:	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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